EXHIBIT 99.4

BLUESTAR FINANCIAL GROUP, INC.
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

AS OF DECEMBER 31, 2009

	YouChange	BSFG	Adjustments		Pro Forma
ASSETS
Cash	$43,669	$3			$43,672
Receivables	51,394	102,299	(87,299)	[2]	66,394
Total current assets	95,063	102,302			110,066
Other assets	50,000		(50,000)	[4]	-
TOTAL ASSETS	$145,063	$102,302			$110,066

LIABILITIES AND STOCKHOLDERS' DEFICIT
Accounts payable	$-	$1,390			$1,390
Accrued expenses and other current liabilities	15,693	$-	$(3,193)	[3]	12,500
Short term notes payable	225,000	-	(225,000)	[3]	-
			75,000	[4]
Related party payables	87,299	15,400	(87,299)	[2]	90,400
Total current liabilities	327,992	16,790			104,290

TOTAL LIABILITIES	327,992	16,790			104,290

STOCKHOLDERS' EARNINGS (DEFICIT)
Common Stock	4,960	12,400	23,006	[1]	35,406
			228,193	[3]
			(233,153)	[1]
Paid in capital		145,000	(145,000)	[1]	-

Accumulated earnings (deficit)	(187,889)	(71,888)	71,888	[1]	(29,630)
			158,259	[1]
Total stockholders' earnings (deficit)	(182,929)	85,512			5,776
TOTAL LIABILITIES AND
STOCKHOLDERS' EARNINGS	$145,063	$102,302			$110,066

See notes to pro forma consensed consolidated financial statements (unaudited)

BLUESTAR FINANCIAL GROUP, INC.
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the six months ended December 31, 2009

	YouChange	BSFG	Adjustments		Pro Forma
Revenue	$-	$-			$-
			$75,000	[4]
Selling, general and administrative	118,987	10,111	50,000	[4]	254,098
Operating loss	(118,987)	(10,111)			(254,098)
Other income (expense)	(1,799)				(1,799)
Loss before income taxes	(120,786)	(10,111)			(255,897)
Income taxes		-			-
Net loss	$(120,786)	$(10,111)			$(255,897)
Net loss per share basic and diluted	$(0.02)	$(0.00)			$(0.01)
Weighted average number of shares	4,960,000	12,400,000			35,405,588

See notes to pro forma consensed consolidated financial statements (unaudited)

EXHIBIT 99.4 (continued)

BLUESTAR FINANCIAL GROUP, INC.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the six months ended December 31, 2009

NOTE 1 – BASIS OF PRESENTATION

On March 30, 2010, BlueStar Financial Group, Inc. (“BSFG”) entered into a Merger Agreement (“Agreement”) to acquire all the issued and outstanding stock of YouChange, Inc. (“YouChange”) in exchange for 21,549,591 shares of BSFG’s common stock. Upon completion of the acquisition, the existing YouChange stockholders will own approximately 64% of the outstanding common stock of the combined company. Consequently, for accounting purpose, the transaction will be accounted for as a reverse acquisition, with YouChange as the acquirer. Subsequent to the consummation of the transaction, the historical financial statements of YouChange will become the historical financial statements of the combined company and the assets and liabilities of BSFG will be accounted for as required under the purchase method of accounting. The results of operations of BSFG will be included in the consolidated financial statements from the closing date of acquisition.

The purchase price is assumed to be equal to BSFG book value since BSFG had limited assets and operations, and no goodwill is recorded on the transaction. The amount ascribed to the shares issued to the YouChange members represents the net book value of BSFG at the date of closing.

The accompanying pro forma condensed consolidated financial statements are unaudited and illustrate the effect of BSFG’s reverse acquisition (“Pro Forma”) of YouChange. The pro forma condensed consolidated balance sheet as of December 31, 2009 is based on the historical balance sheets of YouChange and BSFG as of that date and assumes the acquisition took place on that date. The pro forma condensed consolidated statements of operations for the six months then ended are based on the historical statements of operations of YouChange and BSFG for those periods. The pro forma condensed consolidated statements of operations assume the acquisition took place on July 1, 2009.

The pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition. In particular, the pro forma condensed consolidated financial statements are based on management’s current estimate of the allocation of the purchase price, the actual allocation of which may differ.

The accompanying condensed consolidated pro forma financial statements should be read in connection with the historical financial statements of YouChange and BSFG, including the related notes, and other financial information included in the filing.

NOTE 2 – PRO FORMA ADJUSTMENTS

The pro forma adjustments to the unaudited condensed consolidated balance sheet are as follows:

[1] To reflect the reverse acquisition of YouChange equal to the book value of BSFG:

[2] To eliminate a YouChange payable to BSFG and an offsetting BSFG receivable from YouChange. This debt was incurred by YouChange during the year ended June 30, 2009.

[3] To reflect the conversion of $225,000 of YouChange convertible debt plus $3,193 of accrued interest into 683,197 shares of YouChange common stock.  Per the terms of the debt instruments, the conversion rate was 1.33 shares per $1.00 of debt.  This transaction occurred simultaneously with the reverse merger which resulted in these shares being exchanged for BSFG shares at the rate of three shares of BSFG common stock to one share of YouChange common stock

[4] To expense $50,000 prepaid asset that had been recorded to reflect a payment made by YouChange for the purchase of the shell company BSFG and to record a payable for the remaining $75,000 to be paid for the BSFG shell.

EXHIBIT 99.4 (continued)

BLUESTAR FINANCIAL GROUP, INC.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the six months ended December 31, 2009

NOTE 3 - PRO FORMA NET LOSS PER COMMON SHARE

The unaudited pro forma basic and diluted net loss per share are based on the assumption that the number of shares of BSFG common stock issued in connection with the reverse acquisition of YouChange were outstanding as of July 1, 2009.